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                                                                 Exhibit 4.3



                          FORM OF COMMON STOCK WARRANT


THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AS TO THE WARRANT AND THE SHARES OF COMMON STOCK UNDER THE 1933 ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT IN RELIANCE UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

                               HealthExtras, Inc.
                              Common Stock Warrant
                          _____ shares of Common Stock


Warrant No.: _____                                           September____, 2001

         HealthExtras, Inc., a Delaware corporation (the "Company"), for value received, hereby certifies that [NAME OF ENTITY], or its registered assigns, (the "Holder") is entitled to purchase from the Company, at any time or from time to time prior to 5:00 p.m., Eastern time, on September ___, 2005, the Expiration Date, _______ duly authorized, validly issued, fully paid and nonassessable shares of common stock, as constituted on the date hereof (the "Common Stock"), of the Company at a purchase price of $5.37 per share (the "Warrant Price"), all subject to the terms, conditions and adjustments set forth below in this Warrant.





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         1.   EXERCISE OF WARRANT.

               1.1. Manner of Exercise. This Warrant may be exercised by the Holder, in whole or part, during normal business hours on any Business Day prior to the Expiration Date by surrender of this Warrant to the Company at the principal executive office of the Company, accompanied by (i) a subscription in the form of Schedule 1 hereto duly executed by such Holder and (ii) by payment in cash or by certified or official bank check payable to the order of the Company or by wire transfer to the Company in the amount obtained by multiplying
(a) the number of shares of Common Stock (without giving effect to any adjustment therein) designated in such subscription by (b) the Warrant Price.

               1.2. When Exercise Effective. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the Business Day on which this Warrant shall have been surrendered to the Company as provided in Section 1.1. At such time, the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such exercise as provided in Section 1.3 (the "Warrant Shares") shall be deemed to have become the stockholder(s) of record thereof.

   1.3.  Delivery of Stock Certificates, etc.

         1.3.1 As soon as practicable after the exercise of this Warrant, in whole or in part, and in any event within three (3) trading days after the date of the exercise, the Company at its expense (including the payment by it of any applicable issuance taxes) will cause to be issued to and delivered or registered in the name of the Holder hereof or, subject to
                  Section 4, as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct, the number of duly authorized, validly issued, fully paid and nonassessable shares of Common Stock to which such Holder shall be entitled upon such exercise plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount equal to the same fraction of the Market Price per share on the Business Day next preceding the date of such exercise. If the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer Program, the Company shall cause its transfer agent to electronically transmit the Warrant Shares so purchased to the Holder by crediting the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system ("DTC Transfer"), unless such Warrant Shares are required to have a legend and such electronic transmission of legended shares is not permissible. If the aforementioned conditions to a DTC Transfer are not satisfied, the Company shall deliver to the Holder physical certificates representing the Warrant Shares so purchased. Further, the Holder may instruct the Company to deliver to the Holder physical certificates representing the Warrant Shares so purchased in lieu of delivering such shares by way of DTC Transfer. Any certificates so delivered shall be in such


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                  denominations  as may be  reasonably  requested  by the Holder hereof, shall be registered in the name of such Holder and such certificates shall not bear a restrictive legend if (i) the requirements for removal of such restrictive legend set forth in that certain Securities Purchase Agreement (the "Securities Purchase Agreement") dated September 25, 2001, by and between the Company and the other signatories thereto or
                  (ii) the Warrant Shares covered by such certificates may be sold by the Holder pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule). If this Warrant shall have been exercised only in part, then the Company shall, at its expense, at the time of delivery of such certificates, deliver to the Holder a new Warrant or Warrants of like tenor, calling in the aggregate on the face or faces thereof for issuance of the number or shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares so designated by such Holder upon such exercise as provided in Section 1.1.

         1.3.2 If the Company shall fail for any reason or for no reason to issue to the Holder within three (3) trading days after exercise of the Warrants in accordance with Section 1.3.1, a certificate for the number of Warrant Shares or to credit the Holder's balance account with DTC for such number of Warrant Shares, to which the Holder is entitled upon the Holder's exercise of this Warrant:

                  (a)   the Holder will have the right to rescind such exercise;
                        and

                  (b) in addition to any other rights available to the Holder, if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a "Buy-In"), then the Company shall (1) pay in cash to the Holder the amount by which (x) the Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (A) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue by (B) the closing bid price of the Common Stock at the time of the obligation giving rise to such purchase obligation and (2) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of


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                  $11,000  to  cover  a  Buy-In  with  respect  to an  attempted exercise of shares of Common Stock with a market price on the date of exercise which totaled $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In.

   1.4. Representation of the Company. The Company represents, warrants and acknowledges to the Holder that:

         1.4.1. it is a corporation duly formed and validly existing in the state of Delaware;

         1.4.2. the Company will at all times reserve and keep available, solely for issuance and delivery upon the exercise of the Warrants, the number of shares of Common Stock (or Other Securities) from time to time issuable upon the exercise of all Warrants at the time outstanding. All such securities shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the holders thereof.

         1.4.3. this Warrant has been duly authorized and approved by all requisite action of the Company, and constitutes a valid and binding agreement of the Company; and

         1.4.4. when issued in accordance with the terms of this Warrant, the shares of Common Stock covered by this Warrant will be duly authorized and validly issued, fully paid and nonassessable.

   1.5 Net Issuance. Notwithstanding anything to the contrary in Section 1.1 above, at any time when the resale by the Holder of the Warrant Shares would be required to be covered by an effective registration statement under the Securities Act of 1933 and such resale is not then covered by such a registration statement, then the Holder may elect to exercise this Warrant in whole or in part by receiving shares of Common Stock equal to the net issuance value (as determined below) of this Warrant, or any part hereof, upon surrender of this Warrant to the Company together with the subscription form annexed hereto as Schedule I (duly executed by the Holder), in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:


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                                   X = Y (A-B)
--------------------------------------------------------------------------------
                                        A
Where:

         X   =   the number of shares of Common Stock to be issued to the Holder

         Y   =   the  number  of shares of Common Stock as to which this Warrant is to be exercised

         A   =   the current fair market value as defined  below of one share of
    Common Stock calculated as of the last trading day immediately preceding the exercise of this Warrant

         B   =   the Warrant Price

         As used herein, current fair market value of Common Stock as of a specified date shall mean with respect to each share of Common Stock, if such stock is listed on a national securities exchange, the closing sale price of the Common Stock on the principal securities market on which the Common Stock may at the time be listed or, if there have been no sales on any such exchange on any such day, the average of the highest bid and lowest asked prices on the principal securities market at the end of such day, or, if on any such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the Nasdaq System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the Nasdaq System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five consecutive trading days consisting of the day as of which the current fair market value of a share of Common Stock is being determined (or if such day is not a trading day, the trading day next preceding such day) and the four consecutive trading days prior to such day. If on the date for which current fair market value is to be determined the Common Stock is not listed on any securities exchange or quoted in the Nasdaq System or the over-the-counter market, the current fair market value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors of the Company, unless prior to such date the Company has become subject to a merger, acquisition or other consolidation pursuant to which the Company is not the surviving party, in which case the current fair market value of the Common Stock shall be deemed to be the value received by the holders of the Company's Common Stock for each share thereof pursuant to the Company's acquisition.


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         2.    ANTI-DILUTION PROVISION.

               2.1. Stock Dividends, Subdivisions And Combination.

                    2.1.1. Triggering Events. If at any time the Company shall: (i) declare a dividend or otherwise make a distribution to the holders of its Common Stock in the form of additional shares of Common Stock or otherwise change its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (ii) combine its outstanding shares of Common Stock into a smaller number or shares of Common Stock, then the adjustments set forth in Sections 2.1.2 and 2.1.3 of this Section
                               2.1 shall be made to the number of shares of Common Stock for which this Warrant is exercisable and to the Warrant Price, respectively.

                    2.1.2 Adjustment to Number of Shares of Common Stock For Which Warrant Is Exercisable. The number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal: (i) the number of shares of Common Stock for which this Warrant is exercisable immediately before the occurrence of any such event, (ii) multiplied by a fraction, (A) the numerator of which is the total number of shares of Common Stock outstanding immediately after the occurrence of such event, and (B) the denominator of which is the total number of shares of Common Stock outstanding immediately before the occurrence of such event.

                    2.1.3. Adjustment to Warrant Price. The Warrant price shall be adjusted to equal: (i) the Warrant Price immediately prior to the occurrence of any such event, (ii) multiplied by a fraction, the numerator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately before such event, and the denominator of which is the number of shares of Common Stock for which this Warrant is exercisable immediately after the adjustment.

                    2.1.4.     Effective   Date.   Any  adjustment   under  this
                               Section 2.1 shall become effective at the close of business on the date the subdivision or combination become effective. Such adjustment shall be made successively whenever such an event occurs.

               2.2. Reclassification, Exchange, and Substitution. If the Common Stock issuable upon exercise of this Warrant shall be changed into the same or a different number of shares of any other class or classes of stock or other securities of the Company, including any such reclassification in connection with a consolidation or merger in which the Company is the surviving entity, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the Holder shall, on its exercise, be



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entitled  to  receive  the kind and  number of  shares of Common  Stock or other securities of the Company which the Holder would have owned or been entitled to receive had such Warrant been exercised in full immediately prior to the happening of such reclassification, exchange or substitution for the same aggregate consideration. If the Company shall at any time change its Common Stock into the same or a difference number of shares of any other class or classes of stock or other securities of the Company as set forth in this Section 2.2, the Warrant Price then in effect immediately before that reclassification, exchange or substitution shall be adjusted by multiplying the Warrant Price by a fraction, the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such adjustment and the denominator of which shall be the number of shares of Common Stock purchasable immediately thereafter. An adjustment made pursuant to this
Section 2.2 shall become effective immediately after the effective date of such event. Such adjustment shall be made successively whenever such an event occurs.

               2.3. Reorganization, Mergers, Consolidations, or Sales of Assets. In the event of a reorganization, merger or consolidation of the Company with or into another entity, or the sale of substantially all of the Company's properties and assets as, or substantially as, an entity to any other entity, then as part of such reorganization, merger, consolidation or sale, lawful provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, at any time prior to the Expiration Date and upon payment of the Warrant Price then in effect, the number of shares of Common Stock or Other Securities or property of the Company, or of the successor corporation resulting from such merger or consolidation, to which the Holder would have been entitled in such reorganization, merger, or consolidation or sale if this Warrant had been exercised immediately before that reorganization, merger, or consolidation or sale. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the reorganization, merger, consolidation or sale to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and number of shares of Common Stock purchasable upon exercise of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any Common Stock or Warrants or other property deliverable after that event upon exercise of this Warrant. The Company shall, within thirty (30) days after making such adjustment, give written notice (by first class mail, postage prepaid) to the Holder at the address of the Holder shown on the Company's books. That notice shall set forth, in reasonable detail, the event requiring the adjustment and the method by which the adjustment was calculated and specify the Warrant Price then in effect after the adjustment and the increased or decreased number of shares of Common Stock purchasable upon exercise of this Warrant. When appropriate, that notice may by given in advance and include as part of the notice required under other provisions of this Warrant.



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               2.4.  Form of Warrant After Adjustments.

                    2.4.1. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or number or kind of the shares of Common Stock purchasable pursuant to this Warrant, and Warrants theretofore or hereunder issued may continue to express the same price and number and kind of shares as are stated in this Warrant, as initially issued; provided, however, that the Company may, at any time in its sole discretion (which shall be conclusive), make any change in the form of Warrant Certificate that it may deem appropriate and that does not affect the substance thereof. Any Warrant certificate thereafter issued, whether upon registration of transfer of, or in exchange or substitution for, an outstanding Warrant certificates may be in the form so changed.

         3.    RESTRICTION OF TRANSFER.

               3.1. Restrictive  Legends.  Except as otherwise permitted by this
Section 3, or Section 1.3.1 hereof, each Warrant originally issued, each Warrant issued upon direct or indirect transfer, each certificate for Common Stock (or Other Securities) issued upon the exercise of any Warrant, and each certificate issued upon the direct or indirect transfer or any such Common Stock (or Other Securities), shall be stamped or otherwise imprinted with a legend in substantially the following form, if applicable:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT") OR ANY STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE 1933 ACT OR (2) PURSUANT TO RULE 144 UNDER THE 1933 ACT OR (3) IN A TRANSACTION THAT MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE 1933 ACT IN RELIANCE UPON AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

               3.2. Notice of Proposed Transfer: Opinions of Counsel. Prior to any transfer of any Restricted Securities which are not registered under an effective registration statement under the Securities Act (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under such Act), the holder thereof will give written notice to the Company of such Holder's intention to effect such transfer and to comply in all other respects with this
Section 3.2. Each such notice shall (a) describe the manner and circumstances of the proposed transfer, in sufficient detail to enable counsel to render the opinion referred to below, and (b) designate counsel for the Holder giving such notice. The Holder giving such notice will submit a copy thereof to the counsel designated in such notice. The following provisions shall then apply:


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                    3.2.1.     if in the written opinion of such counsel for the
                               holder, obtained at the Holder's sole cost and expense, and a copy of which shall be delivered
                               to  the   Company   and   shall   be   reasonably
                               satisfactory in form, scope and substance to the Company, the proposed transfer may be effected
                               without    registration    of   such   Restricted
                               Securities under the Securities Act and, such Holder shall thereupon be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by such Holder to
                               the   Company.   Each   Restricted   Security  or
                               certificate, if any, issued upon or in connection with such transfer shall bear the appropriate restrictive legend set forth in Section 3.1 unless, in the opinion of such counsel, such legend is no longer required to insure compliance with the Securities Act and applicable state securities laws; and

                    3.2.2. if the opinion of such counsel rendered pursuant to the foregoing subdivision 3.2.1 is not to the effect that the proposed transfer may legally be effected without registration of such Restricted Securities under the Securities Act such holder shall not be entitled to transfer such Restricted Securities (other than a transfer pursuant to Rule 144, Rule 144A or any comparable rule under the Securities Act) until receipt by the Company of a further notice and further opinion of counsel for such holder to the effect stated in subdivision 3.2.1 above or until registration of such Restricted Securities under the Securities Act and applicable state securities laws has become effective.

         4.    OWNERSHIP TRANSFER AND SUBSTITUTION OF WARRANTS.

               4.1. Ownership of Warrants. The Company, may treat the Person in whose name any Warrant is registered on the register kept at the principal executive office of the Company as the owner and holder thereof for all purposes, notwithstanding any notice to the contrary, except that, if and when any Warrant is properly assigned in blank, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Warrant for all purposes, notwithstanding any notice to the contrary. Subject to Section 3, a Warrant, if properly assigned, may be exercised by a new Holder without first having a new Warrant issued.

         5. DEFINITIONS. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

               "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which banks are not open for business in the State of New York.

               "COMMISSION" shall mean the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act.


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               "COMMON  STOCK"  shall mean,  the Common  Stock (or other  equity interest, however denominated) of the Company and any stock into which such Common Stock shall have been changed or any stock resulting from any reclassification of such Common Stock.

               "COMPANY" shall have the meaning specified in the opening paragraph of this Warrant, including any corporation which shall succeed to or assume the obligations of the Company hereunder.

               "HOLDER"  shall  have  the  meaning   specified  in  the  opening
               paragraph of this Warrant.

               "MARKET PRICE" shall mean, per share of Common Stock which the Holder shall be entitled to receive upon exercise thereof, on any date specified herein, (a) the last sale price on such date of such Common Stock or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which such Common Stock is then listed or admitted to trading, or (b) if such Common Stock is not then listed or admitted to trading on any national securities exchange but is designated as a national market system security by the National Association of Securities Dealers, Inc., the last trading price of such Common Stock on such date, or (c) if there shall have been no trading on such date or if such Common Stock is not so designated, the average of the reported closing bid and asked prices of such Common Stock on such date as shown by NASDAQ and reported by any member firm of the New York Stock Exchange selected by the Company, or (d) if neither (a), (b) nor (c) is applicable, a price per share thereof equal to the fair value thereof determined in good faith by a resolution of the Board of Directors of the Company as of a date which is within 15 days of the date as of which the determination is to be made.

               "ORIGINAL ISSUE DATE" shall have the date this Warrant was first issued.

               "OTHER SECURITIES" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the holders of the Warrants at any time shall be entitled to receive, or shall have received, upon the exercise of the Warrants, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 2 or otherwise.

               "PERSON" shall mean a corporation, an association, a partnership, an organization or business, an individual, a government or political subdivision thereof or a governmental agency.

               "RESTRICTED SECURITIES" shall mean (a) any Warrants bearing the applicable legend set forth in Section 3.1, (b) any shares of Common Stock (or Other Securities) issued upon the exercise of Warrants which are evidenced by a certificate of certificates bearing the applicable legend set forth in such Section and (c)
               any shares of Common Stock (or Other Securities) issued subsequent to the exercise of any of the Warrants as a dividend or other distribution with respect to, or resulting from a subdivision of the outstanding shares of Common Stock (or Other Securities) into a greater number of shares by reclassification, stock splits or otherwise, or in exchange for or in replacement of the Common Stock (or Other Securities) issued upon such exercise, which are evidenced by a certificate or certificates bearing the applicable legend set forth in such section.

               "SECURITIES ACT" shall mean the Securities Act of 1933, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

               "WARRANTS" shall have the meaning specified in the opening paragraphs of this Warrant.

               "WARRANT PRICE" shall have the meaning specified in the opening paragraph of this Warrant.

         6. NO RIGHTS OR LIABILITIES AS STOCKHOLDER. Nothing contained in this warrant shall be construed as conferring upon Holder hereof any rights as a stockholder of the Company or as imposing any obligation on such Holder to purchase any securities or as imposing any liabilities on the Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

         7. NOTICES. All notices and other communications provided for herein shall be delivered or mailed by first class mail, postage prepaid, addressed to:

                               if to the Holder:

                               [ENTITY NAME AND ADDRESS]






                               if to the Company:

                               HealthExtras, Inc.
                               2273 Research Boulevard
                               Rockville, Maryland 20850
                               Attention:  Michael P. Donovan

         The address provided in this Section 7 may be modified by the Company by providing the Holder notice in writing; provided, however, that the exercise of any Warrant shall be effective in the manner provided in Section 1.

         8. MISCELLANEOUS. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. Any provisions of this Warrant which shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any other jurisdiction. To the extent permitted by applicable law, the Company waives any provision of law which shall render any provision hereof prohibited or unenforceable in any respect. This Warrant shall be governed by the substantive laws of the State of Delaware without reference to the choice of law rules thereof. The headings of this Warrant are inserted for convenience only and shall not be deemed to constitute a part hereof.

         9. LOSS, THEFT, DESTRUCTION OR MUTILATION OR WARRANT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

         10. SATURDAY, SUNDAYS, HOLIDAYS, ETC. Of the last or appointed day for taking prior to the Expiration Date any action or the expiration of any right required or granted herein is not a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day prior to the Expiration Date.

                                         HealthExtras, Inc.


                                         By:
                                             -----------------------------------

                                         Name:  David T. Blair
                                                --------------------------------

                                         Title:  Chief Executive Officer

                                   SCHEDULE I

                               EXERCISE OF WARRANT
                               -------------------


         The undersigned holder of Warrant No. ____ to purchase _______ shares of common stock of HealthExtras, Inc. hereby:

         (i) exercises the Warrant to purchase _______shares of such common stock; and

         (ii)(A)  submits payment for such shares in the amount of $___________:

         (PLEASE CHECK AS APPLICABLE)

                        by  the  enclosed certified or bank check payable to the
         ---------      order of HealthExtras, Inc.; or

                        by wire transfer to the account of HealthExtras, Inc.
         ---------      Account No. ___________________________________

                           ---------------------------------------------;

                        in cash; or
         ---------

                  (B) elects pursuant to Section 1.5 of the Warrant to receive shares of Common Stock having a value equal to the value of the Warrant calculated in accordance with such Section 1.5; and

         (iii) requests that stock certificates be registered in the name, and delivered to the address, set forth as Exhibit A hereto.

         (iv) If the Holder requests that the certificates for the Warrant Shares be issued without a restrictive legend, please check here ______ and attach the documentation required by the Securities Purchase Agreement.

Date:___________________________            __________________________________
                                            (print name)

                                            ----------------------------------
                                            (address)

                                            ----------------------------------
                                            (taxpayer identification no.)

                                            ----------------------------------
                                            (signature)



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